UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 5, 2012, Strategic Hotels & Resorts, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that Raymond L. Gellein, Jr. was appointed as the Company’s president and chief executive officer on November 2, 2012. At the time of the filing of the Original 8-K, the terms of Mr. Gellein’s compensation as the Company’s president and chief executive officer had not yet been finalized. This amendment to the Original 8-K updates and supplements such previously reported information regarding Mr. Gellein’s appointment to include information regarding the terms of Mr. Gellein employment agreement with the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 19, 2012 (the “Execution Date”), the Company entered into an employment agreement (the “Agreement”) with the Company’s president and chief executive officer, effective as of November 2, 2012, pursuant to which Raymond L. Gellein, Jr. will serve as the Company’s president and chief executive officer through December 31, 2014 (the “Agreement Term”), subject to earlier termination under certain circumstances. The Agreement also obligates the Company to nominate Mr. Gellein for election to the Company’s board of directors (the “Board”) during the Agreement Term and reaffirms that that Mr. Gellein is currently the Company’s Chairman of the Board.

Under the Agreement, Mr. Gellein will receive an annual base salary of not less than $800,000. For fiscal year 2012 and each subsequent fiscal year within the Agreement Term, Mr. Gellein will be eligible to receive an annual cash performance-based bonus between 50% and 200% of annual base salary, with a target bonus of 100% of annual base salary. In addition, the compensation committee of the Board may, in its discretion, award additional incentive compensation to Mr. Gellein during the Agreement Term.

Pursuant to the Agreement, Mr. Gellein was granted, as of the Execution Date and pursuant to the Company’s Second Amended and Restated 2004 Stock Incentive Plan (the “Incentive Plan”), a long-term incentive award (the “Award”) comprised of two components as follows: (i) a performance share award providing a right to earn 227,891 shares (the “Target Shares”) of the Company’s common stock (the “Common Stock”) at target performance (the “Performance Share Award”) and (iii) time-based restricted stock units (“RSUs”) providing a right to obtain 112,245 shares of Common Stock (the “RSU Award”). The components of the Award will be earned and vested, unless otherwise accelerated or provided, only to the extent of the achievement of certain performance and/or service goals as set forth in the Award.

Performance Share Award. The Performance Share Award granted provides Mr. Gellein the opportunity to earn shares of Common Stock based on the total shareholder return (share price appreciation plus the reinvestment of dividends) (“TSR”) of the shares of Common Stock over the period from January 2, 2013 through December 31, 2015 or through the date of a Change of Control (as defined in the Incentive Plan), if earlier. The Company’s TSR over the performance period is ranked relative to the TSR of the companies that comprise the SNL

Lodging Index (75% weighting) and the MSCI US REIT Index (25% weighting). The TSR of such companies will be calculated by determining the starting and ending share price based on a 60-trading day average price (except in the case of a Change of Control when the Change of Control price for the Company would be used). The Performance Share Award provides the opportunity to earn from 50% to 150% of the Target Shares number applicable to the respective index companies based on the Company’s relative TSR. Additionally, there is an ability to earn up to an additional 10% of the Target Shares number applicable to the respective index if the Company is at or above the 85th percentile relative to the companies in the respective index. Certain minimum stock price and TSR requirements are set forth in the Performance Share Award. In addition, the Performance Share Award provides that Mr. Gellein will be credited with dividend equivalents payable in shares of Common Stock with respect to shares of Common Stock earned under the award.

RSU Award. The RSU Award grants Mr. Gellein with RSUs that vest ratably in annual one-third increments on January 1 of each of 2014, 2015 and 2016, with vesting acceleration upon certain events. Each RSU will accrue dividend equivalents until the delivery date. The RSUs are convertible after vesting on a one-for-one basis to shares of the Common Stock.

In the event of Mr. Gellein’s death or disability or in the event of the Company’s termination of Mr. Gellein’s employment other than for Cause (as defined in the Agreement) or Mr. Gellein’s constructive termination of employment prior to or more than 24 months after a Change in Control, Mr. Gellein is entitled to the following post-termination benefits: (i) a lump sum equal to two times the sum of his annual base salary then in effect plus his target bonus, (ii) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in a lump sum, (iii) continued medical coverage for 24 months or if the Company so elects, a lump sum payment reflecting such cost, and (iv) RSUs, restricted stock and options continue to vest and become payable at the same time and in the same manner as though Mr. Gellein had remained in employment with the Company. With respect to such events, the Performance Share Award becomes vested and pays out in the same manner as though Mr. Gellein had remained in employment with the Company. In the event of Mr. Gellein’s termination of employment at the end of the Agreement Term other than for Cause, RSUs, restricted stock and options continue to vest and become payable at the same time and in the same manner as though Mr. Gellein had remained in employment with the Company.

In the event of Mr. Gellein’s constructive termination or termination by the Company without Cause on or within 24 months following a Change in Control, Mr. Gellein is entitled to the following post-termination benefits: (i) a lump-sum amount equal to three times the sum of his annual base salary then in effect plus his target bonus, (ii) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in lump sum, (iii) continued medical coverage for 36 months following the date of termination or if the Company so elects, a lump sum payment reflecting such cost, and (iv) RSUs become immediately payable and all restrictions on any restricted stock lapse and all options immediately vest and remain exercisable for up to five years following the date of termination.

The Agreement provides that payments and benefits to Mr. Gellein are cutback if such cutback would result in a greater net after-tax amount to Mr. Gellein than if Mr. Gellein received the payments and benefits subject to parachute excise taxes. The Agreement also contains non-compete, non-solicitation and confidentiality provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement and the related award agreements for the RSU Award and the Performance Share Award, which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of November 19, 2012, by and between Raymond L. Gellein, Jr. and Strategic Hotels & Resorts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

November 20, 2012	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, dated as of November 19, 2012, by and between Raymond L. Gellein, Jr. and Strategic Hotels & Resorts, Inc.